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                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[x] Soliciting Material Under Rule 14a-12


                        AMERICAN RESOURCES OFFSHORE, INC.
                (Name of Registrant as Specified In Its Charter)
                -------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)  Title of each class of securities to which transaction applies: ______

      2)  Aggregate number of securities to which transaction applies: _________

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          __________________________________

      4)  Proposed maximum aggregate value of transaction: _______________

      5)  Total fee paid: _________________


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      1)    Amount Previously Paid:

      2)    Form, Schedule or Registration Statement No.:

      3)    Filing Party:

      4)    Date Filed:


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      American Resources Offshore, Inc., a Delaware corporation ("ARO"), and certain other persons named below may be deemed to be participants in the solicitation of proxies to approve the proposed merger discussed below. Pursuant to the Agreement and Plan of Merger, dated as of August 30, 2001, among ARO, Blue Dolphin, a Delaware corporation ("Blue Dolphin"), and BDCO Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Blue Dolphin ("Merger Sub"), ARO will merge with and into Merger Sub (the "Merger"). Participants in this solicitation may include the directors of ARO (Andrew R. Agosto, John P. Atwood, Douglas L. Hawthorne, Michael J. Jacobson and Ivar
Siem); and the executive officers of ARO (Messrs. Siem and Atwood and G. Brian Lloyd). Mr. Ivar Siem is also the Chairman of the Board of Directors of Blue Dolphin. In addition, Mr. John Atwood and Mr. Brian Lloyd are officers of Blue Dolphin.

      As of March 30, 2001, none of the foregoing participants beneficially owned individually in excess of 2% of ARO's common stock. Additional information about the interests of ARO's directors and officers is contained in ARO's Form 10-K for the fiscal year ended December 31, 2001 filed with the Securities and Exchange Commission ("SEC") and will be in the joint proxy statement/prospectus to be filed with the SEC in connection with the Merger.



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